CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 57 to Registration Statement No. 2-80751 on Form N-1A of our reports dated as detailed below, relating to the financial statements and financial highlights of Metropolitan Series Fund, Inc. (the “Fund”), appearing in the Annual Reports on Form N-CSR for the year ended December 31, 2009. The Fund is comprised of the following portfolios (the “Portfolios”) with respective audit report dates noted:

Fund Name	Audit Report Date
Artio International Stock Portfolio	February 25, 2010
Barclays Capital Aggregate Bond Index Portfolio	February 26, 2010
BlackRock Aggressive Growth Portfolio	February 25, 2010
BlackRock Bond Income Portfolio	February 26, 2010
BlackRock Diversified Portfolio	February 26, 2010
BlackRock Large Cap Value Portfolio	February 25, 2010
BlackRock Legacy Large Cap Growth Portfolio	February 25, 2010
BlackRock Money Market Portfolio	February 25, 2010
Davis Venture Value Portfolio	February 25, 2010
FI Mid Cap Opportunities Portfolio	February 25, 2010
FI Value Leaders Portfolio	February 25, 2010
Jennison Growth Portfolio	February 25, 2010
Loomis Sayles Small Cap Core Portfolio	February 25, 2010
Loomis Sayles Small Cap Growth Portfolio	February 25, 2010
Met/Artisan Mid Cap Value Portfolio	February 25, 2010
Met/Dimensional International Small Company Portfolio	February 25, 2010
MetLife Aggressive Allocation Portfolio	February 26, 2010
MetLife Conservative Allocation Portfolio	February 26, 2010
MetLife Conservative to Moderate Allocation Portfolio	February 26, 2010
MetLife Mid Cap Stock Index Portfolio	February 25, 2010
MetLife Moderate Allocation Portfolio	February 26, 2010
MetLife Moderate to Aggressive Allocation Portfolio	February 26, 2010
MetLife Stock Index Portfolio	February 26, 2010
MFS Total Return Portfolio	February 26, 2010
MFS Value Portfolio	February 25, 2010
Morgan Stanley EAFE Index Portfolio	February 25, 2010
Neuberger Berman Genesis Portfolio	February 25, 2010
Neuberger Berman Mid Cap Value Portfolio	February 25, 2010

Oppenheimer Global Equity Portfolio	February 25, 2010
Russell 2000 Index Portfolio	February 25, 2010
T. Rowe Price Large Cap Growth Portfolio	February 25, 2010
T. Rowe Price Small Cap Growth Portfolio	February 25, 2010
Van Eck Global Natural Resources Portfolio	February 25, 2010
Western Asset Management Strategic Bond Opportunities Portfolio	February 26, 2010
Western Asset Management U.S. Government Portfolio	February 26, 2010
Zenith Equity Portfolio	February 26, 2010

We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 28, 2010